Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                 Percentage         State of
                                                     of          Incorporation
          Parent                Subsidiary        Ownership     or Organization
   --------------------     ------------------   ----------     ---------------

    Horizon Financial        Horizon Federal         100%           Federal
   Services Corporation       Savings Bank

     Horizon Federal        Horizon Investment       100%             Iowa
       Savings Bank           Services, Inc.

      The financial statements of Horizon Financial Services Corporation are consolidated with those of its subsidiaries.


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